UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 30, 2013 (October 28, 2013)

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ASCENT SOLAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

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Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street Thornton, Colorado		80241
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code:    (720) 872-5000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 28, 2013, Ascent Solar Technologies, Inc., a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement (“SPA”) with Ironridge Technology Co., a division of Ironridge Global IV, Ltd., a British Virgin Islands business company (“Ironridge”), for the offering of up to $10,000,000 of the Company’s newly designated Series B-1 Preferred Stock (“Series B-1 Preferred Stock”) and Series B-2 Preferred Stock (“Series B-2 Preferred Stock”; together with the Series B-1 Preferred Stock, the “Series B Preferred Stock”).

The Series B Preferred Stock will be offered and sold pursuant to a prospectus supplement to be filed with the Securities and Exchange Commission in connection with the Company’s shelf registration statement on Form S-3 (File No. 333-178821), which became effective on February 14, 2012.

The Company will be offering the Series B Preferred Stock to Ironridge in two tranches.  In the first tranche, the Company will sell 500 shares of Series B-1 Preferred Stock to Ironridge at a purchase price of $10,000 per share of Series B-1 Preferred Stock, resulting in gross proceeds to the Company of $5,000,000. The first tranche is expected to close shortly after the date of this Current Report on Form 8-K.

In the second tranche, the Company will offer either 500 shares of Series B-1 Preferred Stock or 500 shares of Series B-2 Preferred Stock (but not both) to Ironridge at a purchase price for each share of Series B-1 Preferred Stock or Series B-2 Preferred Stock of $10,000 per share, which would result in additional gross proceeds to the Company of $5,000,000.

The Series B-1 Preferred Stock is convertible into common stock at a fixed conversion price of $1.15 per share of common stock. The Series B-2 Preferred Stock (if issued) will be convertible into common stock at a fixed conversion price of $1.50 per share of common stock.

The second tranche will not close until after our stockholders approve certain issuances of our shares related to this offering in accordance with Nasdaq Listing Rule 5635(d). That rule requires stockholders to approve certain stock issuances that may aggregate to 20% or more of our outstanding common stock. We intend to hold a special stockholder meeting as soon as practicable in order to obtain such approval. If our stockholders do not vote to approve such issuances of our shares in accordance with such rule, then the second tranche will not close and we would not receive the related proceeds.

The shares issued in the second tranche will be Series B-2 Preferred Stock if the closing price of the Company’s common stock on the Nasdaq Stock Market has reached $1.35 or more on any trading day.  If this condition is satisfied, the closing of the second tranche would occur immediately after the later of (i) the date of the stockholder approval or (ii) the date that the closing price was $1.35 or more.

If the closing price of our common stock on the Nasdaq Stock Market has not yet reached $1.35 or more, the Company has the option (exercisable until April 28, 2013) to request that the closing of the second tranche occur within 30 days.  In this case, the Company would issue Series B-1 Preferred Stock to Ironridge and the closing of the second tranche would occur immediately after the later of (i) the date of the stockholder approval or (ii) the 30th day following the Company’s notice to Ironridge.

Terms of the Series B-1 Preferred Stock and Series B-2 Preferred Stock

The Company will file a Certificate of Designations of Preferences, Rights and Limitations of Series B-1 Preferred Stock and Series B-2 Preferred Stock (“Certificate of Designation”) with the Secretary of State of the State of Delaware. The Series B-1 Preferred Stock and the Series B-2 Preferred Stock are identical in most respects, except for the respective conversion price thereof and for certain adjustment thresholds for the dividends thereon.

Rank

The Certificate of Designation provides that the Series B Preferred Stock ranks senior with respect to dividends to the common stock, pari passu with respect to dividends with the Company’s existing Series A Preferred Stock, pari passu with respect to rights upon liquidation with the common stock and the Company’s Series A Preferred Stock, and junior to all existing and future indebtedness.

Voting Rights

Except as otherwise required by law (or with respect to approval of certain actions), the Series B Preferred Stock will not have voting rights.

Dividends

Holders of the Series B Preferred Stock will be entitled to dividends in the amount of 5.75% per annum, payable when, as and if declared by the Board of Directors in its discretion. The dividend rate on the Series B Preferred Stock is indexed to the Company's stock price and subject to adjustment in certain circumstances.

The dividend rate on the Series B-1 Stock shall adjust upward by 98.880 basis points for each $0.05 that the volume weighted average price of our common stock on any trading day as of which the dividend rate is determined and calculated is below $1.00, subject to a maximum dividend rate of 15%. The dividend rate on the Series B-1 Stock shall adjust downward by 98.880 basis points for each $0.05 that the volume weighted average price of our common stock on any trading day as of which the dividend rate is determined and calculated is above $1.30, subject to a minimum dividend rate of 3%.

The dividend rate on the Series B-2 Stock shall adjust upward by 98.880 basis points for each $0.10 that the volume weighted average price of our common stock on any trading day as of which the dividend rate is determined and calculated is below $1.20, subject to a maximum dividend rate of 15%. The dividend rate on the Series B-2 Stock shall adjust downward by 98.880 basis points for each $0.10 that the volume weighted average price of our common stock on any trading day as of which the dividend rate is determined and calculated is above $1.80, subject to a minimum dividend rate of 3%.

The Company has the option to pay dividends on the Series B Preferred Stock in cash or in additional shares of common stock. If the Company elects to pay in the form of common stock, the number of shares to be issued shall be calculated by using the lesser of (i) 92% of the volume weighted average price for the common stock over a 60 day measuring period or (ii) the lowest single day closing price for the common stock occurring during such measuring period.

Conversion Rights

The Series B-1 Stock will be convertible into common stock at a fixed conversion price of $1.15 per share of common stock. The Series B-2 Stock (if issued) will be convertible into common stock at a fixed conversion price of $1.50 per share of common stock. The Series B Preferred Stock may be converted into shares of common stock at any time at the option of the holder. The Series B Preferred Stock may also be converted into shares of common stock at the option of the Company if the closing price of the common stock exceeds $2.00 for 20 consecutive trading days.

In addition to the issuance of the applicable number of conversion shares, upon any conversion of Series B Preferred Stock the Company will also pay to the holder an "embedded dividend liability" amount equal to the dividends (calculated at the then applicable dividend rate) on the converted Series B Preferred Stock for a full five year period from the date of issue (less any period for which dividends have previously been paid). Such embedded dividend liability amount may be paid in cash or, at the Company’s option, additional shares of common stock. If the Company elects to pay the embedded dividend liability amount in the form of common stock, the number of shares to be issued shall be calculated by using the lesser of (i) 92% of the volume weighted average price for the common stock over a 60 day measuring period or (ii) the lowest single day closing price for the common stock occurring during such measuring period.

Redemption

Upon or after the fifth anniversary of the initial issuance date of the Series B Preferred Stock, the Company will have the right, at its option, to redeem for cash all or a portion of the Series B Preferred Stock at a price per share equal to $10,000 plus any accrued but unpaid dividends (the “Series B Liquidation Value”).

At any time prior to the fifth anniversary of the date of the initial issuance of Series B Preferred Stock, the Company will have the option to redeem for cash all or a portion of the Series B Preferred Stock at a price per share equal to (a) $10,000 plus (b) the “embedded dividend liability” amount equal to the dividends on the redeemed Series B Preferred Stock for a full five year period from the date of issue (less any period for which dividends have previously been paid).

Liquidation Value

Upon our liquidation, dissolution or winding up, holders of Series B Preferred Stock will be entitled to be paid out of our assets, on a parity with holders of our common stock and our Series A preferred stock, an amount equal to $10,000 per share plus any accrued but unpaid dividends thereon.

The foregoing description of the SPA and the terms of the Series B Preferred Stock is not complete and is qualified in its entirety by reference to the full text of the SPA and the Certificate of Designations, copies of which are filed herewith as Exhibit 10.1 and 3.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

On October 29, 2013, the Company delivered notice of termination of the At Market Issuance Sales Agreement with JonesTrading Institutional Services LLC dated as of January 5, 2012. The at-the-market offering facility is therefore no longer available for use.

Item 8.01	Other Events.

On October 30, 2013, the Company issued a press release announcing the Series B Preferred Stock financing. A copy of the press release is furnished herewith as Exhibit 99.1.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This Current Report on Form 8-K contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon the Company’s current expectations, speak only as of the date hereof and are subject to change.  All statements, other than statements of historical fact included in this press release, are forward-looking statements.  Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “goal,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, the amount and use of proceeds the Company expects to receive from the offering, the closing of the offering and the conversion of the preferred stock and the exercise of the warrants. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially and adversely from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K, Quarterly Reports of Form 10-Q, and in other filings with the Securities and Exchange Commission.  The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibits are filed with this report.

Exhibit Number	Description
3.1	Certificate of Designations of Preferences, Rights and Limitations of Series B-1 Preferred Stock and Series B-2 Preferred Stock

5.1	Opinion of Faegre Baker Daniels LLP

10.1	Stock Purchase Agreement dated October 28, 2013

23.1	Consent of Faegre Baker Daniels (included as part of Exhibit 5.1)

99.1	Press Release titled, "Ascent Solar Secures $10 Million Registered Direct Financing with Ironridge Technology Co." dated October 30, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

October 30, 2013	By:	/s/ William M. Gregorak
Name: William M. Gregorak
Title: Vice President and Chief Financial Officer